Exhibit 4.8

CHESAPEAKE ENERGY CORPORATION

and

the Subsidiary Guarantors named herein

6.875% SENIOR NOTES DUE 2018

AND

6.625% SENIOR NOTES DUE 2020

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF FEBRUARY 7, 2011

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of February 7, 2011, is among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors a party thereto, and the Trustee entered into an Indenture, dated as of August 2, 2010, as supplemented prior to the date hereof (the “Indenture”), pursuant to which the Company has originally issued $600,000,000 in principal amount of 6.875% Senior Notes due 2018 and $1,400,000,000 in principal amount of 6.625% Senior Notes due 2020 (the “Notes”);

WHEREAS, Section 9.01(7) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to reflect the addition of any Subsidiary Guarantor, as provided for in the Indenture;

WHEREAS, the Board of Directors of the Company has designated Chesapeake E&P Holding Corporation, an Oklahoma corporation, as a Subsidiary Guarantor of the Company; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Fourth Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Fourth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Fourth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01. From this date, in accordance with Section 10.04 of the Indenture and by executing this Fourth Supplemental Indenture, Chesapeake E&P Holding Corporation is subject to the provisions of the Indenture as a Subsidiary Guarantor to the extent provided for in Article Ten thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Fourth Supplemental Indenture. This Fourth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and Subsidiary Guarantors and not of the Trustee.

Section 3.03. The Company hereby notifies the Trustee that Chesapeake E&P Holding Corporation has been designated by the Board of Directors of the Company as a Subsidiary Guarantor (as that term is defined in the Indenture).

Section 3.04. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS FOURTH SUPPLEMENTAL INDENTURE.

Section 3.05. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first written above.

/s/ Jennifer M. Grigsby
Jennifer M. Grigsby

Senior Vice President, Treasurer & Corporate Secretary of the Company and of the Subsidiaries listed below:

Corporate Subsidiaries:

CHESAPEAKE E&P HOLDING CORPORATION

CHESAPEAKE ENERGY LOUISIANA CORPORATION

CHESAPEAKE ENERGY MARKETING, INC.

CHK HOLDINGS CORPORATION

DIAMOND Y ENTERPRISE, INCORPORATED

GENE D. YOST & SON, INC.

LA LAND ACQUISITION CORPORATION

CHESAPEAKE OPERATING, INC.,

On behalf of itself, and as general partner of the following limited partnership:

CHESAPEAKE LOUISIANA, L.P.

Limited Liability Company Subsidiaries:

CHESAPEAKE AEZ EXPLORATION, L.L.C.

CHESAPEAKE APPALACHIA, L.L.C.

CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.

CHESAPEAKE EXPLORATION, L.L.C.

CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.

CHESAPEAKE PLAZA, L.L.C.

CHESAPEAKE ROYALTY, L.L.C.

CHESAPEAKE VRT, L.L.C.

COMPASS MANUFACTURING, L.L.C.

EMPRESS, L.L.C.

GOTHIC PRODUCTION, L.L.C.

GREAT PLAINS OILFIELD RENTAL, L.L.C.

HAWG HAULING & DISPOSAL, LLC

HODGES TRUCKING COMPANY, L.L.C.

MC LOUISIANA MINERALS, L.L.C. MC MINERAL COMPANY, L.L.C. MIDCON COMPRESSION, L.L.C. NOMAC DRILLING, L.L.C.

NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.

VENTURA REFINING AND TRANSMISSION, LLC

WINTER MOON ENERGY COMPANY, L.L.C.

EMLP, L.L.C.

On behalf of itself, and as general partner of the following limited partnership:

EMPRESS LOUISIANA PROPERTIES, L.P.

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Vice President